Exhibit 99.1

TORREYPINES THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

[                     ], 2009

The stockholder(s) hereby appoint(s) Evelyn Graham and Craig Johnson as proxies with the power to appoint a substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TorreyPines Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on [                     ], 2009 at the offices of Cooley Godward Kronish LLP at 4401 Eastgate Mall, San Diego, CA 92121, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TORREYPINES THERAPEUTICS, INC.

P.O. BOX 231386

ENCINITAS, CA 92023-1386

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time [                     ], 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF PROXY MATERIALS

If you would like to reduce the costs incurred by TorreyPines Therapeutics, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time [                     ], 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TORREYPINES THERAPEUTICS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS

	For	Against	Abstain

Vote on Proposal

1.      To consider and vote upon a proposal to approve the issuance of TorreyPines common stock and the resulting change in control of TorreyPines pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of July 27, 2009, by and among TorreyPines, ECP Acquisition, Inc. and Raptor, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus.

	☐	☐	☐

2.      To approve an amendment to TorreyPines’ certificate of incorporation effecting the reverse stock split at one of seventeen reverse split ratios: 1-for-10, 1-for-11, 1-for-12, 1-for-13, 1-for-14, 1-for-15, 1-for-17, 1-for-20, 1-for-25, 1-for-30, 1-for-35, 1-for-40, 1-for-45, 1-for-50, 1-for-55, 1-for-60 or 1-for-70, as described in the accompanying joint proxy statement/prospectus.

	☐	☐	☐

3. To approve an amendment to TorreyPines’ certificate of incorporation to change the corporate name of TorreyPines from “TorreyPines Therapeutics, Inc.” to “Raptor Pharmaceutical Corp.”	☐	☐	☐

4.      To elect the four directors nominated by the TorreyPines’ board of directors and named herein; provided, however, that if the merger is consummated, it is anticipated that the TorreyPines board of directors will consist of the four people identified in the accompanying joint proxy statement/prospectus.

         NOMINEES

01)   Peter Davis, Ph.D.

02)   Steven H. Ferris, Ph.D.

03)   Evelyn Graham

04)   Steven Ratoff

         ☐ FOR ALL                ☐ WITHHOLD FOR ALL                ☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), market below “For All Except” and write the number(s) of the nominee(s) on the line below

                _________________________________________________________________________________

5.      To consider and vote upon an adjournment of the TorreyPines annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of TorreyPines Proposal Nos. 1, 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 5 and 6 and FOR the election of directors. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date